UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2014

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.07        Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders (the “Annual Meeting”) of Home Federal Bancorp, Inc. of Louisiana (“Home Federal Bancorp”) was held on November 12, 2014.

(b)           There were 2,203,442 shares of common stock of Home Federal Bancorp eligible to be voted at the Annual Meeting and 1,985,617 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.             Election of directors for a three-year term.

	FOR	WITHHELD	BROKER NON-VOTES
David A. Herndon III	1,328,124	24,119	633,374
Woodus K. Humphrey	1,313,124	39,119	633,374
Mark M. Harrison	1,329,035	23,208	633,374

2.	To approve the Home Federal Bancorp, Inc. of Louisiana 2014 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,254,885	84,350	13,008	633,374

3.	To ratify the appointment of LaPorte, A Professional Accounting Corporation, as Home Federal Bancorp’s independent registered public accounting firm for the year ending June 30, 2015.

FOR	AGAINST	ABSTAIN
1,932,104	53,513	--

Each of the nominees was elected as director, the proposal to approve the 2014 Stock Incentive Plan was adopted and the proposal to appoint Home Federal Bancorp’s independent registered public accounting firm for the year ending June 30, 2015 was adopted by the shareholders of Home Federal Bancorp at the Annual Meeting.

(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: November 12, 2014	By:	/s/Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Treasurer

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